UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 14, 2002


                          MID-POWER SERVICE CORPORATION
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             (Exact name of registrant as specified in its charter)


       Nevada                       2-85602-D                 87-0398403
------------------------       ----------------------   -----------------------
   (State or other                 (Commission               (IRS Employer
   jurisdiction of                File Number)            Identification No.)
   incorporation)


         3800 Howard Hughes Parkway
                 Suite 860A
              Las Vegas, Nevada                               89109
--------------------------------------------         ----------------------
  (Address of principal executive offices)                 (Zip Code)


                                 (702) 214-3615
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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              ITEMS 1 AND 2. CHANGES IN CONTROL OF REGISTRANT AND
                      ACQUISITION OR DISPOSITION OF ASSETS
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Acquisition of Clear Creek Unit

         On June 14, 2002, Mid-Power Service Corporation (the "Corporation") completed the acquisition of Red Star, Inc. ("Red Star"), which resulted in a change of control of the Corporation and the acquisition by the Corporation of oil and gas rights located on approximately 17,000 gross acres comprising the Clear Creek Unit in Utah's Carbon and Emery Counties.

         Red Star is a privately-held company that owns and operates the Clear Creek Unit. In the acquisition, the Corporation paid $5,500,000 in cash, agreed to pay $10,000,000 in January 2003, and issued 17.1 million shares of the Corporation's common stock to the sole stockholder of Red Star, Edward Mike Davis, who, as a result, now owns approximately 60% of the Corporation's common stock after giving effect to the exercise of outstanding options and the conversion of outstanding indebtedness to common stock. Under the terms of the acquisition agreement, the Corporation is precluded from issuing additional shares to reduce Mr. Davis's ownership below 60% on a fully-diluted basis until the $10,000,000 note is paid. Thereafter, the Corporation cannot issue shares that would dilute Mr. Davis's interests below 51% before July 20, 2003, or below 36% before June 20, 2007. On June 14, 2002, the market price for the Corporation's common stock was approximately $1.50 per share.

         The amount of consideration paid and the other terms of the acquisition were determined by arm's-length negotiations. The board of directors of the Corporation considered engineering, geological and geophysical data provided by Red Star and other publicly available data as well as technical overviews by consultants engaged by the Corporation.

         As part of the acquisition, the Corporation has agreed to file a registration statement under the Securities Act of 1933 covering the resale of Mr. Davis's 17.1 million shares of the Corporation's common stock within 30 days of the completion of required audited financial statements for the acquired business.

         To the knowledge of the Corporation, Mr. Davis has not entered into any agreements with any other stockholders, including those who formerly held control, with respect to the election of directors or other matters. Mr. Davis has not entered into any agreement with any other person, such as a pledge agreement or an option, that may result in a change of control at a later date.

Credit Facility

         In order to finance the costs of the acquisition and obtain access to capital needed for initial exploration activities, the Corporation established a credit facility with SCRS Investors, LLC, under which the Corporation may borrow up to $25,000,000. As consideration for entering into the agreement for the credit facility, the Corporation issued 340,000 shares of its common stock to SCRS Investors. Repayment of the loan is secured by the assets acquired through the acquisition of Red Star. The loan is repayable over 10 years, commencing on December 31, 2003, and is convertible into the Corporation's common stock at $1.50 per share, subject to the limitations on issuing additional shares that would reduce Mr. Davis's ownership percentage below agreed amounts as noted

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above. James W. Scott, the Corporation's president and a director, is a principal member of SCRS, and Mark T. Davis, the Corporation's general counsel, is a member of SCRS. The Corporation's $5,500,000 payment to Mr. Davis was drawn on the credit facility and the $5,500,000 of indebtedness has been converted to 3,666,667 shares of the Corporation's common stock.

The Clear Creek Field

         The Clear Creek field was originally discovered and developed during the mid-1950s. One of the 16 wells initially completed remains in production to maintain the leases in the approved unit. To date, approximately 136 billion cubic feet of gas have been produced from the field. The gas gathering and transmission system used to transport and market previous production remains in place.

         During the 2002 field season, the Corporation plans to rework, log and test up to three previously drilled wells and, if warranted, complete them for production. Gas would be delivered to the pipeline on the property for sale to an unrelated purchaser.

         The Corporation is initiating an engineering, geological and geophysical evaluation of the approximately 10 previously productive wells in the field to determine whether to reenter any of those wells or implement enhanced recovery measures. In addition, the Corporation will evaluate the coalbeds at depths of from 800 to 3,000 feet to determine their potential for coalbed methane gas.

         The Corporation has budgeted approximately $500,000 of its own funds for planned 2002 field work and technical evaluation of the Clear Creek Field. Further planned activities during succeeding years will require substantial amounts of additional capital. Under its credit facility with SCRS Investors, the Corporation can draw up to $10,000,000 in loan proceeds during 2003 to fund these activities. Alternatively, the Corporation intends to seek funding for Clear Creek expenditures through arrangements with industry or financial participants. The Corporation has no commitment or arrangement to obtain any such financing.

Amended Articles and Bylaws

         Prior to completing the Red Star acquisition, the Corporation adopted amended and restated articles of incorporation and bylaws that provided for the Corporation's directors to serve three-year terms, staggered such that no more than one-third of the Corporation's directors' terms shall expire in any one year, as well as requiring a two-thirds majority for the removal of any director. At the same time, the Corporation's bylaws were amended to establish procedural requirements for the nomination of directors and the consideration of matters at meetings of stockholders.

Stock Option and Bonus Grants

         The Corporation has granted to certain directors, executive officers and other key employees options to purchase an aggregate of 130,000 shares at $1.50 per share at any time on or before June 25, 2003. The Corporation also granted an aggregate of 40,000 shares as stock bonuses to three executives. On the date of these awards, the market price for the common stock was approximately $1.50 per share.

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                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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         (a) Financial Statements of Business Acquired. Pursuant to the
requirements of Item 7 of Form 8-K, the Corporation shall file audited financial statements for the business acquired on or before the 28th day of August, 2002.

         (b) Pro Forma Financial Information. See subparagraph (a) above.

         (c) Exhibits. The following exhibits are filed with this report on Form 8-K:

             SEC
Exhibit   Reference
 Number     Number             Title of Document                      Location
 ------     ------             -----------------                      --------

                    Plan of Acquisition, Reorganization, Arrangement,
Item 2               Liquidation, or Succession
--------- --------- ------------------------------------------------ -----------
 2.01         2     Acquisition Agreement and Plan of Merger among   This filing
                    Mid-Power Service Corporation, Red Star, Inc., and Mid-Power Resource Corporation, dated
                    June 13, 2002

Item 3              Articles of Incorporation and Bylaws
--------- --------- ------------------------------------------------ -----------
 3.01         3     Amended and Restated Articles of Incorporation   This filing
                    dated June 4, 2002
 3.02         3     Bylaws dated June 4, 2002                        This filing

Item 10             Material Contracts
--------- --------- ------------------------------------------------ -----------
 10.01       10     Promissory Note in the amount of $10,000,000     This filing
                    dated June 13, 2002
 10.02       10     Registration Rights Agreement between            This filing
                    Mid-Power Service Corporation and Edward
                    Mike Davis dated June 13, 2002
 10.03       10     Loan Agreement by and among Mid-Power Service    This filing
                    Corporation and Mid-Power Resource Corporation,
                    borrowers, and SCRS Investors, LLC, lender,
                    dated as of May 9, 2002
 10.04       10     Promissory Note among Mid-Power Service          This filing
                    Corporation and Mid-Power Resource Corporation,
                    as makers, and SCRS Investors, LLC, as holder,
                    as of May 9, 2002
 10.05       10     Security Agreement between Mid-Power Resource    This filing
                    Corporation and SCRS Investors, LLC as of
                    May 9, 2002
 10.06       10     Deed of Trust and Security Agreement as of       This filing
                    May 9, 2002, between Mid-Power Resource
                    Corporation, trustor, Bruce Lemons, trustee, and SCRS Investors, LLC, beneficiary

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             SEC
Exhibit   Reference
 Number     Number             Title of Document                      Location
 ------     ------             -----------------                      --------

 10.07       10     2002 Stock Option and Purchase Rights Plan       This filing
                    adopted June 25, 2002
 10.08       10     Notice of Grant (with related Stock Option       This filing
                    Agreement and Notice of Exercise) and Stock and Option Grant Schedule


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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MID-POWER SERVICE CORPORATION



Dated:  July 1, 2002                  By:  /s/ Kenneth M. Emter
                                           -------------------------------------
                                           Kenneth M. Emter, Secretary/Treasurer

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